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                                                         EXHIBIT 1
                                                         ---------

                                   AGREEMENT
                                   ---------

     Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of stock of Luxtec Corporation.

     EXECUTED this 9th day of March, 2001.

COLEMAN SWENSON HOFFMAN BOOTH IV L.P.

By:  CSHB Ventures IV L.P.
     General Partner


     By:   /s/ Larry H. Coleman
           ---------------------------
           Larry H. Coleman
           General Partner

CSHB VENTURES IV L.P.


By:  /s/ Larry H. Coleman
     ---------------------------------
     Larry H. Coleman
     General Partner

/s/ Larry H. Coleman
--------------------------------------
Larry H. Coleman

     *
--------------------------------------
W. David Swenson

     *
--------------------------------------
John T. Booth

                                               /s/ Larry H. Coleman
                                               ----------------------------
                                               Larry H. Coleman
                                               on his own behalf and as
                                               attorney-in-fact

_________________________________________________________________________

*This Agreement was executed by Larry H. Coleman pursuant to Powers of Attorney filed with the Securities and Exchange Commission, which Powers of Attorney are incorporated herein by reference and copies of which are attached hereto as
Exhibit 2.